UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
CSS Industries, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Keith E. Gottfried, Esquire Justin W. Chairman, Esquire Morgan, Lewis & Bockius LLP 1111 Pennsylvania Ave. NW Washington, DC 20004-2541 (202) 739-3000

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CSS Industries, Inc., a Delaware corporation (“CSS” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2019 Annual Meeting of Stockholders scheduled to be held on a date and at a time and location still to be determined, and at any and all adjournments, postponements or reschedulings thereof (the “2019 Annual Meeting”). CSS has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2019 Annual Meeting.

Press Release Issued by CSS on April 29, 2019

Attached hereto is a press release issued by CSS on April 29, 2019 wherein CSS confirmed that it had received a notice of nominations from Varana Capital Focused, LP (“Varana”) regarding Varana’s intention to nominate ten director candidates to replace CSS’ eight-member Board of Directors and cause a change of control of CSS at the 2019 Annual Meeting. This press release by CSS is being filed herewith because it may be deemed to be solicitation material in connection with CSS’s solicitation of proxies to be used at the 2019 Annual Meeting.

Important Additional Information And Where To Find It

CSS Industries, Inc., its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from CSS’s stockholders in connection with the matters to be considered at CSS’s 2019 Annual Meeting of Stockholders. Information regarding the names of CSS’s directors and executive officers and their respective direct or indirect interests in CSS by security holdings or otherwise can be found in CSS’s proxy statement for its 2018 Annual Meeting of Stockholders, filed with the SEC on June 22, 2018. To the extent holdings of CSS’s securities have changed since the amounts set forth in CSS’s proxy statement for its 2018 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Additional information regarding CSS’s director, officer and other participants in the solicitation of proxies from CSS’s stockholders in connection with the matters to be considered at CSS’s 2019 Annual Meeting of Stockholders, and their respective direct or indirect interests in CSS, through security holdings or otherwise, will be set forth in CSS’s proxy statement for its 2019 Annual Meeting of Stockholders, including the schedules and appendices thereto.

CSS Industries, Inc. intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from CSS’s stockholders in connection with the matters to be considered at CSS’s 2019 Annual Meeting of Stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CSS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by CSS with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Resources section of CSS’s corporate website at www.cssindustries.com, by writing to CSS’s Corporate Secretary at CSS Industries, Inc., 450 Plymouth Road, Suite 300, Plymouth Meeting, PA 19462, or by contacting CSS’s investor relations department at (610) 729-3959.

FOR IMMEDIATE RELEASE April 29, 2019	KEITH W. PFEIL - CHIEF FINANCIAL OFFICER 610-729-3947 Keith.Pfeil@cssindustries.com

CSS INDUSTRIES, INC. CONFIRMS RECEIPT OF NOMINATIONS NOTICE
PLYMOUTH MEETING, PA, April 29, 2019 - CSS Industries, Inc. (NYSE:CSS), a leading consumer products company serving the craft, gift and seasonal markets, today confirmed that it has received a notice of nominations from Varana Capital Focused, LP, a hedge fund based in New York City, purporting to notify CSS pursuant to CSS’s Amended and Restated Bylaws regarding its intention to nominate ten director candidates to replace CSS’s eight-member Board of Directors and cause a change of control of CSS at the Company’s 2019 Annual Meeting of Stockholders. Varana has advised CSS that it is the beneficial owner of approximately four percent of CSS’s common stock.
CSS values open communications with its stockholders and constructive input toward the shared goal of enhancing stockholder value. In this regard, CSS management engaged in numerous discussions with Varana to better understand its views and perspectives. We are disappointed that Varana is threatening a costly and distracting proxy contest to replace our entire Board and cause a complete change of control of the Company. We believe that Varana’s actions are counterproductive and risk destabilizing the execution of our ongoing initiatives for enhancing value for all CSS stockholders.
Our Board is comprised of eight highly qualified and very experienced directors, seven of whom are independent and all of whom are actively engaged in overseeing management as it executes on its plan to position CSS to drive stockholder value creation. CSS’s directors bring a broad and diverse set of skills and experiences, including substantial leadership and management experience, deep knowledge of business operations and strategy, and highly advanced knowledge, experience and skills in accounting and finance, capital allocation, consumer products, corporate development, financial reporting, global organizations, governance, mergers and acquisitions, organizational development, risk assessment and management, and strategic planning.
Reflective of our continuing commitment to ensure our Board has the right perspectives, insights, experiences and competencies, over the last two years we have added to our Board two new independent directors who have provided our Board with valuable fresh perspectives and insights. In March 2018, we added to our Board Stephen P. Crane, a former partner of Ernst & Young LLP with more than 40 years of experience advising both private and publicly-held companies across a broad array of industries. Earlier this year, we added to our Board Melissa Ludwig, a former senior executive at Macy’s Inc. with more than 30 years of retail store operations and merchandising experience.

CSS Industries, Inc. | 450 Plymouth Road, Suite 300 | Plymouth Meeting, PA 19462

CSS stockholders are not required to take any action at this time. The CSS Board will present its formal recommendations regarding director nominations in CSS’s definitive proxy statement to be filed with the Securities and Exchange Commission in connection with the Company’s 2019 Annual Meeting of Stockholders.
Morgan, Lewis & Bockius LLP is serving as legal advisor to CSS.
Dissemination of Company Information
CSS Industries, Inc. intends to make future announcements regarding company developments and financial performance through its website at www.cssindustries.com.
About CSS Industries, Inc.
CSS is a creative consumer products company, focused on the craft, gift and seasonal categories.  For these design-driven categories, we engage in the creative development, manufacture, procurement, distribution and sale of our products with an omni-channel approach focused primarily on mass market retailers.  Our core products within the craft category include sewing patterns, ribbons, trims, buttons, and kids crafts. For the gift category, our core products are designed to celebrate certain life events or special occasions, with a focus on packaging items, such as ribbons, bows, bags and wrap, as well as stationery, baby gift items, and party and entertaining products.  For the seasonal category, we focus on holiday gift packaging items, including ribbons, bows, bags, tags and gift card holders, in addition to specific holiday-themed decorations and activities, including Easter egg dyes and Valentine’s Day classroom exchange cards.  In keeping with our corporate mission, all of our products are designed to help make life memorable.
Important Additional Information And Where To Find It
CSS Industries, Inc., its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from CSS’s stockholders in connection with the matters to be considered at CSS’s 2019 Annual Meeting of Stockholders. Information regarding the names of CSS’s directors and executive officers and their respective direct or indirect interests in CSS by security holdings or otherwise can be found in CSS’s proxy statement for its 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on June 22, 2018. To the extent holdings of CSS’s securities have changed since the amounts set forth in CSS’s proxy statement for its 2018 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Additional information regarding CSS’s director, officer and other participants in the solicitation of proxies from CSS’s stockholders in connection with the matters to be considered at CSS’s 2019 Annual Meeting of Stockholders, and their respective direct or indirect interests in CSS, through security holdings or otherwise, will be set forth in CSS’s proxy statement for its 2019 Annual Meeting of Stockholders, including the schedules and appendices thereto.
CSS Industries, Inc. intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from CSS’s stockholders in connection with the matters to be considered at CSS’s 2019 Annual Meeting of Stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER

DOCUMENTS FILED BY CSS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by CSS with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Resources section of CSS’s corporate website at www.cssindustries.com, by writing to CSS’s Corporate Secretary at CSS Industries, Inc., 450 Plymouth Road, Suite 300, Plymouth Meeting, PA 19462, or by contacting CSS’s investor relations department at (610) 729-3959.